UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2015

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

With the addition of two new independent directors to the Board of AvalonBay Communties, Inc. (the “Company”) in the last year, Bruce Choate and the Board decided on March 3, 2015, after review and consultation, that Mr. Choate will not stand for re-election at the upcoming 2015 Annual Meeting of Shareholders.  Mr. Choate has been a director of the Company for over 20 years, since the initial public offering of the Company.  He has served, at various times, on the Audit, Compensation, Investment and Finance, and Nominating and Corporate Governance committees of the Board.   Mr. Choate has been and continues to be a valued member of the Board, and the decision that he not stand for re-election was based on a review of the composition and succession plan of the Board and not on any disagreement with Mr. Choate.  Mr. Choate will continue to serve on the Board through the date of the 2015 Annual Meeting, and the Company’s Board expects to nominate for re-election to the Board all other current directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

March 9, 2015
	By:	/s/ Edward M. Schulman
	Name:	Edward M. Schulman
	Title:	Executive Vice President and General Counsel